                                                                   EXHIBIT 10.33

                         SECURITIES PURCHASE AGREEMENT

                                  By and Among

                             POLYPHASE CORPORATION,

                     MERRILL LYNCH WORLD INCOME FUND, INC.

                                      AND

                           CONVERTIBLE HOLDINGS, INC.



                          Dated as of December 1, 1995

                               TABLE OF CONTENTS

                                                               Page
                                                               ----

ARTICLE 1 - DEFINITIONS.......................................   1

ARTICLE 2 - PURCHASE AND SALE OF BONDS........................   5
      2.1   Purchase and Sale of Bonds........................   5
      2.2   Closing...........................................   5
      2.3   Conditions to Obligations of Purchasers to Close..   6
      2.4   Actions to be Taken at Closing by the Purchasers..   8

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....   9
      3.1   Corporate Existence and Power.....................   9
      3.2   Corporate Authorization; No Contravention.........   9
      3.3   Governmental Authorization; Third Party Consents..  10
      3.4   Binding Effect....................................  10
      3.5   Litigation........................................  10
      3.6   No Default........................................  10
      3.7   ERISA Compliance..................................  11
      3.8   Unions............................................  12
      3.9   Use of Proceeds; Margin Regulations...............  12
     3.10   Properties; Condition; Insurance..................  13
     3.11   Taxes.............................................  14
     3.12   Financial Condition...............................  14
     3.13   Commission Documents..............................  15
     3.14   Environmental Matters.............................  15
     3.15   Investment Company................................  15
     3.16   Subsidiaries......................................  16
     3.17   Capitalization....................................  16
     3.18   Equity Interests..................................  16
     3.19   ERISA.............................................  16
     3.20   Solvency..........................................  16
     3.21   Private Offering..................................  17
     3.22   Restrictive Agreements............................  17
     3.23   Full Disclosure...................................  17
     3.24   Outstanding Debt..................................  17
     3.25   Public Utility Holding Company Act................  18
     3.26   Patents, Etc......................................  18

ARTICLE 4 - REPRESENTATION AND WARRANTIES OF THE PURCHASERS...  18
      4.1   Purchase for Own Account..........................  18
      4.2   Sophistication....................................  19

ARTICLE 5 - INDEMNIFICATION...................................  19
      5.1   Indemnification by the Company....................  19
      5.2   Notification......................................  20
      5.3   Registration Rights Agreement.....................  20

ARTICLE 6 - JUDICIAL PROCEEDINGS..............................  20
      6.1   Consent to Jurisdiction...........................  20
      6.2   Enforcement of Judgments..........................  20
      6.3   Services of Process...............................  21
      6.4   No Limitation on Service or Suit..................  21
      6.5   Waiver of Right to Trial by Jury..................  21

ARTICLE 7 - MISCELLANEOUS.....................................  21
      7.1   Expenses..........................................  21
      7.2   Survival of Provisions............................  22
      7.3   Notices...........................................  22
      7.4   Successors and Assigns............................  23
      7.5   Amendment and Waiver..............................  23
      7.6   Counterparts......................................  23
      7.7   Headings..........................................  24
      7.8   Determinations....................................  24
      7.9   Governing Law.....................................  24
     7.10   Severability......................................  24
     7.11   Rules of Construction.............................  24
     7.12   Entire Agreement..................................  24
     7.13   Severalty of Obligations..........................  24

                                   SCHEDULES

Schedule 3.5.................................................Litigation
Schedule 3.8.....................................................Unions
Schedule 3.16..............................................Subsidiaries
Schedule 3.17............................................Capitalization
Schedule 3.18..........................................Equity Interests
Schedule 3.22....................................Restrictive Agreements


                                    EXHIBITS

Exhibit A............................................Form of Indenture
Exhibit B........................Form of Registration Rights Agreement
Exhibit C...................................Schedule of Bond Purchases

          SECURITIES PURCHASE AGREEMENT, dated as of December 1, 1995, by and among Polyphase Corporation, a Nevada corporation (the "Company"), and Merrill Lynch World Income Fund, Inc., a Maryland corporation, and Convertible Holdings, Inc., a Maryland corporation (together, the "Purchasers").

          The Company proposes to issue to the Purchasers and the Purchasers wish to purchase 12% Senior Convertible Debentures due December 1, 1997 of the Company in the aggregate principal amount of $1,500,000, upon the terms and subject to the conditions set forth in this Agreement.

          In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          As used in this Agreement, the following terms have the meanings indicated:

          "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person in question. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

          "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

          "Bonds" means the 12% Senior Convertible Debentures due December 1, 1997 of the Company to be issued under the Indenture and to be substantially in the form set forth in the Indenture, including any such debentures issued under the Indenture in substitution or exchange therefor.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

          "Closing" has the meaning assigned to that term in SECTION 2.2.

          "Closing Date" means the date specified in SECTION 2.2.

          "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

          "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "Common Stock" means the common stock, $.01 par value, of the Company.

          "Contractual Obligations" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "Conversion Shares" means the shares of Common Stock issued or issuable upon conversion of the Bonds (including any additional shares of Common Stock that may be issued pursuant to adjustments to the terms of the conversion of the Bonds).

          "Current Management" means Paul A. Tanner and James Rudis.

          "Default" has the meaning specified in the Indenture.

          "Environmental Laws" means any foreign, federal, state, territorial, provincial or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, together with any other laws (foreign, federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of any contaminant including, without limitation, medical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.), as such laws have been amended or supplemented and any analogous future federal, or present or future foreign, state or local laws and statutes, and the regulations promulgated thereunder.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

          "ERISA Affiliate" means all trades or businesses (whether or not incorporated) that are under common control with the Company or any Subsidiary that, together with the Company or any Subsidiary, are treated as a single employer under Section 414(b), 414(c), 414(m) or 414(o) of the Code.

          "ERISA Event" means as to the Company, any Subsidiary or any ERISA
Affiliate: (a) a Reportable Event described in Section 4043 of ERISA (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations); or (b) the withdrawal of the Company, any Subsidiary, or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or (c) the filing of a notice of intent to terminate a Pension Plan covered by Title IV of ERISA in a distress termination, or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA; or (d) the institution of proceedings to terminate such a Pension Plan by the PBGC; or (e) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA; or (f) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Pension Plan or to result in the imposition of any liability under ERISA or the Code other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

          "Event of Default" has the meaning specified in the Indenture.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "Financial Statements" has the meaning specified in SECTION 3.12.

          "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

          "Governmental Authority" means the government of any nation, state or other political subdivision thereof, any central bank thereof, any entity exercising executive, legislative, judicial, regulatory, enforcement or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Hazardous Materials" means those substances that are regulated by or form the basis of liability under any Environmental Laws.

          "Indebtedness" has the meaning specified in the Indenture.

          "Indenture" means the Indenture to be entered into as of the Closing Date by and between the Company and IBJ Schroder Bank and Trust Company as Trustee, relating to the Bonds, to be substantially in the form of EXHIBIT A hereto.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capitalized lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing).

          "Multiemployer Plan" means a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA as to which the Company, any Subsidiary, or any ERISA Affiliate could have any direct or indirect liability, obligation or commitment of any nature (absolute, accrued, contingent or otherwise).

          "Officers' Certificate" shall mean a certificate signed in the name of the Company by its President or one of its Vice Presidents and by its Chief Financial Officer, Treasurer or Controller.

          "Organizational Documents" means as to any Person, the certificate or articles of incorporation and bylaws or other organizational or governing documents of such Person.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Pension Plan" means any Plan that is subject to Title IV of ERISA or the minimum funding standards of Section 412 of the Code.

          "Person" means any individual, corporation, partnership, trust, estate, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Plan" means at any time, an employee benefit plan as defined in
Section 3(3) of ERISA as to which the Company or any Subsidiary could have any direct or indirect liability, obligation or commitment of any nature (absolute, accrued, contingent or otherwise), provided, that the term "Plan" shall not include any Multiemployer Plan.

          "Polyphase Entities" means the Company and its Subsidiaries.

          "Purchasers" means the Persons who accept and agree to the terms hereof as indicated by signature on an execution page of this Agreement, and shall include any subsequent direct or indirect transferee of Bonds pursuant to
SECTION 7.4 hereof.

          "Registration Rights Agreement" means the Registration Rights Agreement to be entered into as of the Closing Date, between the Company and the Purchasers in substantially the form of EXHIBIT B hereto.

          "Requirements of Law" means, as to any Person, any foreign, federal, state or local statute, law, treaty, rule or regulation and any determination, judgment, order, decree or award of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "Solvent" means, with respect to any Person, that the fair saleable value of the property of such Person is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or liquidated liabilities at any time, such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Subsidiary" means, with respect to any Person, a corporation a majority of whose outstanding capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary thereof. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "Time of Purchase" has the meaning provided therefor in SECTION 2.2 of this Agreement.

          "Trustee" has the meaning specified in the Indenture.

                                   ARTICLE 2

                           PURCHASE AND SALE OF BONDS

          2.1 Purchase and Sale of Bonds. Subject to the terms and conditions herein set forth, the Company shall issue, sell and deliver to the Purchasers, and the Purchasers shall acquire from the Company, at the Time of Purchase, one or more Bonds in the aggregate principal amount of $1,500,000 (the aggregate principal amount to be issued to each Purchaser being set forth opposite such Purchaser's name on EXHIBIT C hereto) for an aggregate purchase price of 100% of the principal amount thereof (the "Purchase Price"). The Purchase Price shall be paid by wire transfer of immediately available funds to an account previously designated by the Company in a notice delivered to the Purchasers at least two Business Days prior to the Closing Date. The Bonds to be issued to and acquired by each Purchaser shall be registered in the name of such Purchaser or its nominee, as such Purchaser shall request, and shall be in such denominations as such Purchaser shall request.

          2.2 Closing. The closing of the purchase and issuance of the Bonds (the "Closing") shall take place at the offices of Merrill Lynch Asset Management at World Financial Center, South Tower, Fourth Floor, New York, New York, on December 1, 1995 or on such other date as the parties hereto may agree upon (the "Closing Date") at 10:00 A.M., New York

City time. The time at which such Closing is concluded is herein called the "Time of Purchase."

          2.3 Conditions to Obligations of Purchasers to Close. The obligation of each Purchaser to purchase and pay for the Bonds to be purchased by it at the Closing is subject to the satisfaction, prior to or at the Closing, of the following conditions:

               (a) Deliveries. Each Purchaser shall have received:

                         (i) The Registration Rights Agreement, duly executed by
                    an authorized signatory of the Company, dated as of the Closing Date and in form and substance satisfactory to the Purchasers;

                         (ii) The Bonds in the names and denominations requested
                    by the Purchasers, duly executed and authenticated in accordance with the Indenture, dated as of the Closing Date and in form and substance satisfactory to the Purchasers;

                         (iii) The Indenture, duly executed by (y) an authorized signatory of the Company, and (z) the Trustee, which Trustee shall be satisfactory to the Purchasers, dated as of the Closing Date and in form and substance satisfactory to the Purchasers; and

                         (iv) An opinion from each of (A) Jenkens & Gilchrist, a
                    Professional Corporation, counsel for the Company, and (B) Kazlow & Kazlow, special New York counsel to the Company, in each case dated the Closing Date, in form and substance satisfactory to the Purchasers and their counsel.

          (b) Representations and Warranties; No Default. The representations and warranties of the Company contained in this Agreement, the Indenture, the Bonds or the Registration Rights Agreement and those otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated by or described in this Agreement, the Indenture, the Bonds or the Registration Rights Agreement shall be true when made and at the time of the Closing and there shall exist at the time of the Closing, after giving effect to such transactions, no Default or Event of Default. The Company shall have delivered to each Purchaser an Officers' Certificate, dated the Closing Date, to all such effects.

          (c) Articles of Incorporation and Bylaws. Each Purchaser shall have received a copy of the articles of incorporation of the Company, as amended through the date hereof, certified by the Secretary of State of the State of Nevada, and a copy of the Company's bylaws, as amended through the date hereof. Neither the articles of incorporation nor the bylaws of the Company shall have been further amended or modified, and each Purchaser shall have received an Officers' Certificate of the Company, dated the Closing Date, to such effects.

          (d) Purchase Permitted by Applicable Laws. The purchase of and payment for the Bonds to be purchased by each Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject either Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and each Purchaser shall have received such certificates or other evidence as such Purchaser may request to establish compliance with this condition.

          (e) No Adverse Legislation, Action or Decision. From and after the date hereof no legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any federal, state or local governmental body, department or agency, nor shall have any legislation been introduced and favorably reported for passage to either House of Congress by any committee of either such House to which such legislation has been referred for consideration, nor shall any decision of any court of competent jurisdiction within the United States of America have been rendered which, in the reasonable judgment of the Purchasers, would materially and adversely affect any of the Bonds as an investment, such as legislation that would impair the Company's ability to meet its obligations to make payments of principal, interest, and premium, if any, on the Bonds or which would otherwise have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company or any of its Subsidiaries. There shall be no action, suit, investigation or proceeding pending, or, to the best knowledge of the Purchasers, threatened, against or affecting either Purchaser, any of the properties or rights of either Purchaser, any Affiliate of either Purchaser, or any of their respective associates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect any of the transactions contemplated by this Agreement, the Indenture, the Bonds or the Registration Rights Agreement or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions, and, to the best knowledge of the Purchasers, there shall be no valid basis for any such action, proceeding or investigation.

          (f) Compliance with Securities Laws. The offering and sale of the Bonds under this Agreement shall have complied with all applicable requirements of federal and state securities laws, and each Purchaser shall have received evidence of such compliance in form and substance satisfactory to such Purchaser.

          (g) Approvals and Consents. The Company shall have duly received all material authorizations, consents, approvals, licenses, franchises, permits and certificates by or of, all foreign, federal, state and local governmental authorities necessary or advisable for the ownership and operation of its assets or the sale of the Bonds contemplated by this Agreement and all thereof shall be in full force and effect at the time of the Closing. The Company shall have delivered to each Purchaser an Officers' Certificate, dated the Closing Date, to such effect.

          (h) Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby, including the issuance of the

Bonds, and all documents incident thereto shall be satisfactory in form and substance to each Purchaser and the Purchasers' special counsel, and each Purchaser and such special counsel shall have received all such counterpart originals or certified or other copies of such documents as any of them may reasonably request.

          (i) Material Adverse Effect. No event shall have occurred since September 30, 1994 and be continuing which in the judgment of any Purchaser has had or could reasonably be expected to have a material adverse effect on the business, operations, properties, prospects or financial or other condition of the Polyphase Entities, taken as a whole.

          (j) Status of Financial Markets. There shall not have occurred (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the judgment of the Purchasers, is material and adverse, (ii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc. Automated Quotation System National Market System or limitation on prices for securities on any such exchange or National Market System, (iii) the declaration of a banking moratorium by either federal or New York State authorities or (iv) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the opinion of the Purchasers has a material adverse effect on the financial markets in the United States.

          (k) Fees and Expenses Paid. The Purchasers shall have received evidence satisfactory to them that the fees and expenses incurred through the Closing Date and to be paid by the Company pursuant to SECTION 7.1 have been paid in full.

          (l) Additional Information. The Purchasers shall have received such additional documents, information and materials as the Purchasers may reasonably request, including, without limitation, copies of any debt agreements, security agreements and other material contracts to which the Company or any Subsidiary is a party.

          2.4 Actions to be Taken at Closing by the Purchasers. At the Closing, the Purchasers shall take the following actions, which shall constitute conditions precedent to the Company's obligations to close hereunder:

          (a) Deliver to the Company the Registration Rights Agreement, executed by an authorized signatory of each of the Purchasers; and

          (b) Wire transfer to the Company the Purchase Price, as described in
SECTION 2.1.

                                   ARTICLE 3

                              REPRESENTATIONS AND
                           WARRANTIES OF THE COMPANY
                           -------------------------

          The Company hereby represents and warrants to the Purchasers that:

          3.1  Corporate Existence and Power.

          The Company and each of its Subsidiaries:

          (a) is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization;

          (b) has the corporate power and authority to own and operate its property, to lease the property it holds or operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged;

          (c) is duly qualified, licensed and in good standing as a foreign corporation under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

          (d) is in compliance with (i) all of its Organizational Documents and
(ii) all Requirements of Law;

except, in the case of (c) or (d)(ii) of this SECTION 3.1, to the extent that the failure to do so would not have a material adverse effect on the business, operations, properties, prospects or financial or other condition of the Polyphase Entities, taken as a whole.

          3.2 Corporate Authorization; No Contravention. Each of the execution, delivery and performance by the Company of its obligations under each of this Agreement, the Indenture, the Bonds and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby:

          (a) is within the Company's corporate power and authority and has been duly authorized by all necessary corporate action; and

          (b) does not and will not violate, conflict with, result in any breach or contravention of or constitute a default (or an event that with notice or the passage of time, or both, would constitute a default) under or the creation of any Lien upon any of the properties or assets of any of the Polyphase Entities pursuant to, any Contractual Obligation of the Company or any Subsidiary, the Organizational Documents of the Company or any Subsidiary, in each case as amended, or any Requirement of Law. The Company has not previously entered into any agreement granting any registration rights to any Person that is or are inconsistent with the rights granted to the Purchasers in the Registration Rights Agreement.

          3.3 Governmental Authorization; Third Party Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement, the Indenture, the Bonds or the Registration Rights Agreement or the consummation of the transactions contemplated hereby or thereby except for filings with the Commission and blue sky filings in connection with the issuance and sale of the Bonds to the Purchasers and such filings as are contemplated by the Registration Rights Agreement.

          3.4 Binding Effect. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability. Upon execution and delivery by the Company of the Indenture and the Registration Rights Agreement, each of the Indenture and the Registration Rights Agreement will constitute, and upon issuance, execution, authentication and delivery of the Bonds in accordance with this Agreement and the Indenture, each of the Bonds will constitute, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          3.5 Litigation. Except as described in SCHEDULE 3.5, there are no actions, suits, proceedings, investigations, claims, charges or disputes pending, or to the best knowledge of the Company, threatened, at law, in equity, in arbitration or by or before any Governmental Authority against any of the Polyphase Entities or any of their assets:

          (a) with respect to this Agreement, the Indenture, the Bonds or the Registration Rights Agreement or any of the transactions contemplated hereby or thereby; or

          (b) that could have a material adverse effect on the assets, business, prospects, operations or financial or other condition of the Polyphase Entities, taken as a whole, or that could have an adverse effect on the ability of the Company to perform its obligations under this Agreement, the Indenture, the Bonds or the Registration Rights Agreement or the consummation of the transactions contemplated hereby or thereby. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain or otherwise affect the execution, delivery and performance of this Agreement, the Indenture, the Bonds or the Registration Rights Agreement or the consummation of the transactions contemplated hereby or thereby.

          3.6 No Default. No event has occurred and is continuing or would result from the incurring or performance by the Company of its obligations under this Agreement, the Indenture, the Bonds or the Registration Rights Agreement or the consummation of the transactions contemplated hereby or thereby that constitutes a Default or an Event of Default. None of the Polyphase Entities is in default under or with respect to any Contractual Obligation, nor, to the best knowledge of the Company, is any other party to any Contractual Obligation in default thereunder, nor has any event occurred that with notice or lapse of time, or both, would constitute a default or event of default under any Contractual Obligation, in any respect that, individually or together with all such defaults, could be materially adverse to the business, operations, property, prospects or financial or other condition of the Polyphase Entities, taken as a whole, or that could adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture, the Bonds or the Registration Rights Agreement or to consummate the transactions contemplated hereby or thereby.

          3.7  ERISA Compliance.

          (a) Except where the failure to comply would not have a material adverse effect on the assets, business, prospects, operations, or financial or other condition of the Polyphase Entities, taken as a whole, each Plan, and the Company and its Subsidiaries and each ERISA Affiliate with respect to each Plan, are in compliance with the applicable provisions of ERISA and the Code.

          (b) There are no Pension Plans as to which the Company, any Subsidiary, or any ERISA Affiliate has any liability that, individually or together with any other such liability, is or could be material to the Polyphase Entities, taken as a whole. For purposes of the preceding sentence, the term "liability" means the "Accumulated Benefit Obligation" minus the fair market value of plan assets, determined in accordance with Financial Accounting Standard 87 as of the valuation date of such Plan immediately preceding the Closing Date.

          (c) There are no Multiemployer Plans as to which the Company, any Subsidiary, or any ERISA Affiliate has any liability that, individually or together with any other such liability, is or could be material to the Polyphase Entities, taken as a whole. For purposes of the preceding sentence, the term "liability" means the "Withdrawal Liability" under Section 4201 of ERISA such Person would incur upon a complete or partial withdrawal from such Multiemployer Plan.

          (d) There are no Plans that are welfare plans within the meaning of
Section 3(1) of ERISA that provide for continuing benefits or coverage for any participant or any beneficiary of any participant after the participant's termination of employment (other than coverage required under Part 6 of Title I of ERISA, the cost of which is borne by the participant or the beneficiary) the liability of the Company and the Subsidiaries for which, individually or together with any other such liability, is or could be material to the Polyphase Entities, taken as a whole. For purposes of the preceding sentence, "liability" means the "Expected Postretirement Benefit Obligation" within the meaning of Financial Accounting Standard 106, without regard to whether such Financial Accounting Standard is applicable with respect to any such Plan as of the date of determination.

          (e) Each Plan that is intended to be tax qualified under Section 401(a) or 403(a) of the Code is so qualified and any related trust is exempt from tax under Section 501 of the Code.

          (f) There are no claims (other than claims for benefits in the normal course), actions or lawsuits asserted or instituted or, to the best knowledge of the Company, threatened against any Plan, against the assets of any Plan or against any fiduciary thereof with respect to the operation of any such Plan that, individually or in the aggregate, could have a material adverse effect on the Polyphase Entities, taken as a whole.

          (g) Neither the Company nor any Subsidiary has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code and Title I of ERISA, or participated in a breach of fiduciary responsibility (as described in Section 502(1) of ERISA), which would subject any of them (after giving effect to any exemption) to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or Section 502 of ERISA, the penalties under Section 502(1) of ERISA, or any other liability, which taxes, penalties or other liabilities, individually or in the aggregate, could have a material adverse effect on the Polyphase Entities, taken as a whole.

          3.8 Unions. Except as set forth in SCHEDULE 3.8, neither the Company nor any Subsidiary is a party to any contract with any labor union or organization representing any employee, or any other employee representative. None of the Polyphase Entities has had at any time during the past five years (or such earlier period as such entity has been in existence as a Subsidiary of the Company), nor to the best knowledge of the Company is there now threatened, any walkout, strike, picketing, work stoppage or any other similar occurrence that has had or would have a material adverse effect on the assets, business, prospects, operations or financial or other condition of the Polyphase Entities, taken as a whole.

          3.9 Use of Proceeds; Margin Regulations. The proceeds of the issuance of the Bonds will be used to fund, in part, a land development deposit for a proposed acquisition of certain real property in Las Vegas, Nevada in connection with the construction of a domed stadium. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System ("margin stock"). No portion of the proceeds of the issuance of the Bonds has been or will be used, directly or indirectly, (i) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock, (ii) for the purpose of maintaining, reducing, retiring or refinancing any Indebtedness of the Company or any other Person that was originally incurred to purchase or carry a stock that is currently a margin stock, or (iii) to extend credit for the purpose of purchasing or carrying any margin stock, or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action that might cause this Agreement, the Indenture or the Bonds to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

          3.10  Properties; Condition; Insurance.

          (a) Each of the Polyphase Entities has good record and marketable title in fee simple to all its real property, and good title to all of its other respective assets and properties (including in each case the properties and assets reflected in the balance sheet included in the Financial Statements, but excluding properties that it leases), except for such defects in title as could not, individually or in the aggregate, have a material adverse effect on the business, operations, property, prospects or financial or other condition of the Polyphase Entities, taken as a whole, or an adverse effect on the ability of the Company to perform its obligations under this Agreement, the Indenture, the Bonds or the Registration Rights Agreement or to consummate the transactions contemplated hereby or thereby. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect, and none of such leases contains any unusual or burdensome provisions that might materially affect or impair the operations of the properties subject thereto or the respective businesses of the Company and its Subsidiaries. All of the properties and assets of the Company and its Subsidiaries are free and clear of all Liens except for:

                    (i) Liens for taxes, assessments or governmental charges or levies not yet delinquent or that are being contested in good faith by appropriate proceedings; and

                    (ii) other Liens incidental to the conduct of the business of the Company or any of its Subsidiaries or the ownership of their respective properties and assets that were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and that do not in the aggregate materially detract from the value of such properties or assets, or materially impair the use thereof in the operation of their respective business.

          (b) The Company and each of its Subsidiaries has all foreign, federal, state and local governmental licenses, authorizations, franchises, permits, consents and approvals (including, without limitation, certificate of need approvals) (collectively "Permits"), and has made all filings, applications, notifications and reports with all Governmental Authorities (collectively, "Filings"), which are required to own, operate, use and maintain its assets and the property it holds or operates as lessee, and to conduct the business in which it is currently, or is currently proposed to be, engaged. All Permits and Filings of the Company and each of its Subsidiaries are in full force and effect and no violations have occurred with respect to such Permits and Filings. No proceeding is pending or, to the best knowledge of the Company, threatened to modify, suspend, revoke, redraw, terminate or otherwise limit any such Permits or Filings and no administrative or governmental actions have been taken or, to the best knowledge of the Company, are threatened in connection with the expiration or current renewal of such Permits or Filings that would materially adversely affect the ability of the Company and its Subsidiaries to own, operate, use or maintain their assets or to conduct their operations as currently conducted or as currently proposed to be conducted.

          (c) All tangible properties that are part of the assets of any of the Polyphase Entities and are material to the business and operations of the Polyphase Entities considered as a whole are in good repair, working order and condition (subject only to normal wear and tear).

          (d) The Company has in effect, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such type and in such amounts as are customarily carried under similar circumstances by such other corporations.

          3.11 Taxes. The Company and its Subsidiaries have filed or caused to be filed, or have properly filed extensions for, all returns of or relating to any foreign, federal, state, local or other income, franchise, excise, sales, use, ad valorem, transfer, social security, unemployment, employer or other tax, assessment or other governmental charge ("Tax Returns") that are required to be filed, have properly included all items of income, gain, loss, deduction, credit and wages or other items required to be included in such Tax Returns and have paid or caused to be paid all taxes as shown on said Tax Returns and on all assessments received by it to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The Company and its Subsidiaries have paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate in all material respects, for all income tax liabilities applicable to the Company and its Subsidiaries for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

          3.12 Financial Condition. The Company heretofore has delivered to the Purchasers an audited consolidated balance sheet of the Company and its Subsidiaries as at September 30 in each of the years 1992 to 1994, inclusive, and audited consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for each such year, including the notes thereto (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied consistently, and present fairly the consolidated financial condition of the Company and its Subsidiaries as of the dates thereof, and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the period then ended. The Company heretofore has also delivered to the Purchasers an unaudited consolidated balance sheet of the Company and its Subsidiaries as at June 30 each of the years 1994 and 1995 and unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for the nine-month period ended on each such date, prepared by the Company. Such financial statements were prepared in accordance with GAAP and on a basis consistent with the Financial Statements and present fairly the consolidated financial condition of the Company and its Subsidiaries as of the dates thereof, and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the period then ended. Neither the Company nor any of its Subsidiaries has any material debt, liability (including without limitation any tax liability) or other obligation of any nature (whether accrued, absolute, contingent or otherwise, known or unknown, due or to become due) that is not (i) reflected on the balance sheet (or in the notes thereto) included in the Financial Statements or (ii) of a type reflected on such balance sheet and incurred subsequent to the date of such balance sheet in the ordinary course of business. Since September 30, 1994, there has not been any material adverse change, nor has any event occurred that could result in any such change, nor to the best of the Company's knowledge is any such change threatened, in the condition (financial or otherwise), properties, prospects, assets, business or operations of the Polyphase Entities, taken as a whole.

          3.13 Commission Documents. The Company has filed all registration statements, proxy statements, reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and all amendments thereto (collectively, the "Commission Documents"); and the Company has furnished the Purchasers copies of all Commission Documents filed by it with the Commission since September 30, 1993 and of all of its material Commission Documents, each as filed with the Commission. Each Commission Document (as finally amended) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and complied as to form, at the time of the filing thereof, in all material respects with all applicable requirements of the Securities Act and the Exchange Act.

          3.14 Environmental Matters. Except as disclosed to the Purchasers in those environmental and asbestos reports of which copies have been given to the
Purchasers:

          (a) The property, assets and operations of the Company and its Subsidiaries comply in all material respects with all applicable Environmental Laws.

          (b) To the best knowledge of the Company, none of the property, assets or operations of the Company or its Subsidiaries is the subject of any foreign, federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials into the environment or that is in contravention of any foreign, federal, state or local law, order or regulation that is likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          (c) Neither the Company nor any of its Subsidiaries has received any notice or claim, nor are there pending, threatened or reasonably anticipated lawsuits against any of them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Materials into the environment.

          (d) Neither the Company nor any of its Subsidiaries has any material contingent liability (material to the Company and its Subsidiaries, taken as a whole) in connection with any release of any Hazardous Materials into the environment.

          3.15 Investment Company. Neither the Company nor any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          3.16 Subsidiaries. SCHEDULE 3.16 sets forth a complete and accurate list of all of the Subsidiaries of the Company, together with their respective jurisdictions of incorporation or organization and an accurate description of the percentage interest owned therein, directly or indirectly, by the Company. All of the outstanding shares of capital stock of each Subsidiary (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable and free of, and were not issued in violation of, any preemptive rights and (iii) are free and clear of any Liens.

          3.17 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 13,121,966 shares are issued and outstanding as of the date hereof, and 50,000,000 shares of preferred stock, $0.01 par value (the "Preferred Stock"), as described in further detail in SCHEDULE 3.17, of which 250,000 are issued and outstanding as of the date hereof. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and free of, and were not issued in violation of any, preemptive rights. Of the authorized shares of Common Stock, 350,000 shares are duly reserved for issuance upon conversion of the Bonds. No event that constitutes a Change of Control or a Delisting (in each case as defined in the Indenture) has occurred. The Conversion Shares have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable and free and clear of any Liens and preemptive rights, and will not have been issued in violation of any preemptive rights. As of the date hereof, the number of shares of Common Stock issuable upon conversion of all of the Bonds issuable pursuant to the Indenture shall constitute less than 10% of all of the issued and outstanding shares of Common Stock. Except as set forth on SCHEDULE 3.17, neither the Company nor any of its Subsidiaries has outstanding any stock or securities convertible into or exchangeable for any shares of capital stock of the Company or any Subsidiary, any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any capital stock of the Company or any Subsidiary, or any stock or securities convertible into or exchangeable for any such capital stock. Except for relevant state and federal securities laws, there are no restrictions on the transfer of shares of Common Stock to be issued upon conversion of the Bonds.

          3.18 Equity Interests. Except as set forth in SCHEDULE 3.18, neither the Company nor any of its Subsidiaries owns or holds, directly or indirectly, any capital stock or equity interest in any other Person (other than a Subsidiary).

          3.19 ERISA. The execution and delivery of this Agreement and the Indenture, the issuance of the Bonds and the consummation of the transactions contemplated hereby and thereby will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

          3.20 Solvency. On and as of the Closing Date, after giving effect to the transactions contemplated in this Agreement, the Indenture and the Bonds, the Company is Solvent.

          3.21 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Bonds or any similar security. The Purchasers were the only Persons solicited or otherwise approached by the Company or its representatives in connection with the offer and sale of the Bonds or any similar security. The Company agrees that neither it, nor anyone acting on its behalf, will offer the Bonds or any other security so as to bring the issuance and sale of the Bonds within the provisions of Section 5 of the Securities Act, except pursuant to the provisions of the Registration Rights Agreement, or in a manner that would violate the provisions of any securities or blue sky laws of any applicable jurisdiction.

          3.22 Restrictive Agreements. Except as set forth in SCHEDULE 3.22, none of the Polyphase Entities is a party to, or is otherwise subject to, any Contractual Obligation that (i) limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Bonds or (ii) would restrict any Subsidiary from paying management fees or dividends (whether of income, retained earnings or capital) to, or the making of loans or advances to, the Company or to any Subsidiary.

          3.23 Full Disclosure. No statement by the Company contained in this Agreement, the Indenture, the Bonds, the Registration Rights Agreement or any documents, certificates, notices, consents and any other papers whatsoever (collectively, "Documents") delivered to the Purchasers at or prior to the Closing contains (or will contain) an untrue statement of a material fact or omits (or will omit) to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading; provided, however, that to the extent that information provided to the Purchasers includes financial projections or estimates, such projections and estimates are based upon factual assumptions that were reasonably made by the Company and were made in good faith at the time such projections and estimates were made. To the best knowledge of the Company, no facts exist that would result in any material adverse change in any of such projections or estimates. The Company shall have no liability under this Agreement for any projection or estimate contained in such information, except with respect to any projection or estimate based upon factual assumptions made unreasonably or not made in good faith. There is no fact known to the Company that has not been disclosed in the Commission Documents and that the Company has not disclosed to the Purchasers prior to the date of this Agreement that materially adversely affects or may materially adversely affect the business, assets, properties, prospects or condition (financial or otherwise) of the Polyphase Entities taken as a whole or that adversely affects or may adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture, the Bonds or the Registration Rights Agreement or to consummate the transactions contemplated hereby or thereby.

          3.24 Outstanding Debt. Except as reflected in the Financial Statements, neither the Company nor any of its Subsidiaries has outstanding any Indebtedness or any commitment for any Indebtedness. There exists no default under the provisions of any instrument evidencing Indebtedness of the Company or any Subsidiary or of any agreement relating thereto. None of the outstanding Indebtedness of the Company is or will be senior in right of payment to the Bonds.

          3.25 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

          3.26 Patents, Etc. The Polyphase Entities have rights to all patents, trademarks, service marks, trade names, copyrights, permits, licenses, franchises and other rights, free from burdensome restrictions, which are necessary for the operation of the business of the Polyphase Entities as presently conducted and as proposed to be conducted. Nothing has come to the attention of the Company or any of its directors or officers to the effect that
(i) any activity in operating the business of the Polyphase Entities as presently conducted or as proposed to be conducted may infringe any patent, trademark, service mark, trade name, copyright, permit, license, franchise or other right owned by any other Person, (ii) there is pending or threatened any claim or litigation against or affecting any of the Polyphase Entities contesting its right to carry on such activities or (iii) there is, or there is pending or proposed, any Requirement of Law that would prevent or inhibit, or substantially reduce the projected revenues of, or otherwise adversely affect, the business, properties, prospects, condition (financial or other) or operations of the Polyphase Entities, taken as a whole.

                                   ARTICLE 4

                               REPRESENTATION AND
                          WARRANTIES OF THE PURCHASERS
                          ----------------------------

          The Purchasers represent and warrant to, and covenant and agree with, the Company as follows:

          4.1 Purchase for Own Account. The Bonds to be acquired by the Purchasers pursuant to this Agreement are being acquired for their own account and with no intention of distributing or reselling said Bonds or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state thereof, without prejudice, however, to the rights of such Purchasers at all times to sell or otherwise dispose of all or any part of said Bonds under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act and subject, nevertheless, to the disposition of the Purchasers' property being at all times within their control. If the Purchasers should in the future decide to dispose of any of the Bonds, such Purchasers understand and agree that they may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to the Bonds. The Purchasers agree to the imprinting, so long as required by law, of a legend on certificates representing all of the principal amount of the Bonds to the following effect: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN APPLICABLE EXEMPTION TO THE

REGISTRATION REQUIREMENTS OF SUCH ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS."

          4.2 Sophistication. The Purchasers, by reason of their business and financial experience, and the business and financial experience of those persons retained to advise them with respect to their investment in the Bonds, together with such advisors, have such knowledge, sophistication and experience in business and financial matters to be capable of evaluating the merits and risks of the prospective investment, to be able to bear the economic risk of this investment and, at the present time, to be able to afford a complete loss of such investment. The Purchasers represent that they have made their own investigation whether or not to invest in the Bonds and in making their decision to so invest are not in any way relying on the fact that any other person has decided to be a Purchaser hereunder or to invest in the Bonds. The Purchasers acknowledge that they have been afforded the opportunity (i) to ask such questions as they have deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Bonds and the merits and risks of investing in the Bonds and
(ii) to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information heretofore provided to it; provided, however, that neither the availability of the foregoing opportunity nor any investigation conducted by the Purchasers shall in any way affect, diminish or derogate from the representations and warranties made or deemed made to the Purchasers by the Company hereunder or the Purchasers' right to rely thereon. Each of the Purchasers is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                                   ARTICLE 5

                                INDEMNIFICATION
                                ---------------

          5.1 Indemnification by the Company. In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and save harmless the Purchasers, each of their affiliates and their respective officers, directors, employees, agents and partners (each, an "indemnified party"), from and against any and all losses, claims, actions, causes of action, suits, damages, liabilities, costs and expenses, including, without limitation, costs and expenses and all fees and disbursements of counsel, which may be incurred by or awarded against any such indemnified party in connection with or arising out of, or by reason of the preparation of the defense of, any investigation, litigation or proceeding, whether or not any indemnified party is a party thereto, (i) related to or in connection with this Agreement, the Indenture, the Bonds, the Registration Rights Agreement or the transactions contemplated hereby or thereby, or (ii) arising out of the business, operations or property of the Company, other than such losses, claims, costs, expenses, damages or other liabilities resulting from the gross negligence or willful misconduct of such indemnified party; provided, however, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability that shall be permissible under applicable laws.

          5.2 Notification. Each indemnified party under this ARTICLE 5 will, promptly after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from the Company on account of an indemnity agreement contained in this ARTICLE 5, notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability that it may have to such indemnified party other than pursuant to this ARTICLE 5 or, unless the Company shall have been prejudiced by the omission of such indemnified party so to notify the Company, pursuant to this ARTICLE 5. In case any such action shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the Company to such indemnified party of its election so to assume the defense thereof, the Company will not be liable to such indemnified party under this ARTICLE 5 for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that (i) if the Company shall elect not to assume the defense of such claim or action or (ii) if the indemnified party reasonably determines (x) that there may be a conflict between the positions of the Company and of the indemnified party in defending such claim or action or (y) that there may be legal defenses available to such indemnified party different from or in addition to those available to the Company, then separate counsel for the indemnified party shall be entitled to participate in and conduct the defense, in the case of (i) and (ii)(x), or such different defenses, in the case of (ii)(y), and the Company shall be liable for any legal fees or other expenses incurred by the indemnified party in connection with the defense.

          5.3 Registration Rights Agreement. Notwithstanding anything to the contrary in this ARTICLE 5, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

                                   ARTICLE 6

                              JUDICIAL PROCEEDINGS
                              --------------------

          6.1 Consent to Jurisdiction. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Indenture, the Bonds or the Registration Rights Agreement. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          6.2 Enforcement of Judgments. The Company agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in SECTION 6.1 brought in any such court shall be conclusive and binding upon the Company subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

          6.3 Services of Process. The Company consents to process being served in any suit, action or proceeding of the nature referred to in SECTION
6.1 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Company specified in or designated pursuant to SECTION 7.3. The Company agrees that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any commercial delivery service.

          6.4 No Limitation on Service or Suit. Nothing in this ARTICLE 6 shall affect the right of the Purchasers to service process in any manner permitted by law, or limit any right that the Purchasers may have to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          6.5 Waiver of Right to Trial by Jury. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 6.1.

                                   ARTICLE 7

                                 MISCELLANEOUS
                                 -------------

          7.1 Expenses. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save each Purchaser harmless against liability for the payment of, all out-of-pocket expenses, arising in connection with this Agreement, the Indenture, the Bonds, the Registration Rights Agreement and the transactions contemplated hereby and thereby including, without limitation, all such expenses incurred with respect to the enforcement of any provisions of any such agreement or instrument, all such expenses incurred with respect to any consents, amendments or waivers (whether or not the same become effective) under or in respect of any such agreement or instrument, all expenses incurred in connection with the printing of such agreements and instruments and all taxes (together in each case with interest and penalties, if any) that may be payable in respect of the execution and delivery of such agreements or instruments, or the issuance or delivery to or purchase by any Purchaser of any Bond and all expenses incurred in any bankruptcy case of the Company, and the fees and expenses of any special counsel engaged by any Purchaser and all local counsel retained in connection with such agreements and instruments and the transactions hereby and thereby contemplated, including the enforcement of any provision hereof or thereof and any such consents, amendments or waivers, and any bankruptcy case of the Company.

          7.2 Survival of Provisions. All of the representations and warranties made herein and each of the provisions of ARTICLES 3, 4, 5, 6 and 7 shall survive the execution and delivery of this Agreement and the Indenture, any investigation by or on behalf of any Purchaser or any of its Affiliates, acceptance of the Bonds and payment therefor, payment or prepayment of the Bonds upon redemption or otherwise, conversion of the Bonds or termination of this Agreement.

          7.3 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telex, telegram, telecopier, courier service or personal delivery:

               (a)  if to the Purchasers at the following address:

                    Merrill Lynch World Income Fund, Inc.
                    Convertible Holdings, Inc.
                    c/o Merrill Lynch Asset Management
                    800 Scudders Mill Road
                    Plainsboro, New Jersey 08536

                    Attention:  John M. Johnson, Esq.
                                Fax No. 609-282-0727

               with a copy to:

                    Brown & Wood
                    One World Trade Center
                    New York, New York 10048
                    Fax No. 212-321-9511

                    Attention:  Michael F. Taylor, Esq.

               (b)  if to the Company at the following address:

                    Polyphase Corporation
                    16885 Dallas Parkway
                    Dallas, Texas 75248
                    Fax No. 214-732-6430

                    Attention:  Paul A. Tanner
               with a copy to:

                    Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue
                    Suite 3200
                    Dallas, Texas 75202
                    Fax No. 214-855-4300

                    Attention:  Ronald J. Frappier, Esq.


          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is confirmed, if telecopied.

          7.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. Subject to the restrictions of this Agreement, the Purchasers may assign any of its rights under this Agreement or the Bonds to a subsequent Purchaser or Purchasers of the Bonds, or a portion thereof. The Company may not assign its rights hereunder prior to the Time of Purchase.

          7.5 Amendment and Waiver. No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Purchaser at law, in equity or otherwise. No waiver of or consent to any departure by the Company from any provision of this Agreement and no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of holders of at least a majority in principal amount of the then outstanding Bonds.

          Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

          7.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          7.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          7.8 Determinations. All determinations to be made by the Company or any Purchaser hereunder in its opinion or judgment or with its approval or otherwise shall be made by it in its sole discretion and in good faith.

          7.9 Governing Law. This Agreement has been negotiated, executed and delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

          7.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any jurisdiction, in any respect and for any reason, the validity, legality and enforceability of any such provision in every other respect, and in any other jurisdiction, and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Purchasers shall be enforceable to the fullest extent permitted by law.

          7.11 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references in this Agreement to articles, sections or subsections refer to articles, sections or subsections of this Agreement and references in this Agreement to exhibits or schedules refer to exhibits or schedules to this Agreement.

          7.12 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, the Indenture, the Bonds and the Registration Rights Agreement, is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, the Indenture, the Bonds and the Registration Rights Agreement, supersede all prior agreements and understandings between the parties hereto with respect to such subject matter.

          7.13 Severalty of Obligations. The purchase of the Bonds by the Purchasers hereunder are to be several transactions, and the obligations of the Purchasers under this Agreement are several obligations. No failure of any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the date first above written.

                         POLYPHASE CORPORATION


                         By: /s/ James Rudis
                            --------------------------------------

                              Name: James Rudis
                                   -------------------------------

                              Title: Executive Vice President
                                    ------------------------------

                         MERRILL LYNCH WORLD INCOME FUND, INC.


                         By: /s/ Dan Luchansky
                            --------------------------------------

                              Name: Dan Luchansky
                                   -------------------------------

                              Title: Vice President
                                    ------------------------------

                         CONVERTIBLE HOLDINGS, INC.

                         By: /s/ Dan Luchansky
                            --------------------------------------

                              Name: Dan Luchansky
                                   -------------------------------

                              Title: Vice President
                                    ------------------------------